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                                                                     Exhibit 8.1

                               [LETTERHEAD OF VBH]

                                  May 14, 2003

Mercantile Bankshares Corporation
Two Hopkins Plaza
Baltimore, MD  21201

         Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

                We have acted as counsel to Mercantile Bankshares Corporation, a Maryland corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "SEC") of an exchange offer registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of up to $300,000,000 aggregate principal amount of 4.625% Subordinated Notes due 2013, Series B (the "Exchange Notes"), by the Company pursuant to the Indenture, dated as of April 15, 2003 (the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee, in exchange for the Company's previously issued 4.625% Subordinated Notes due 2013 (the "Original Notes"). (The exchange of the Original Notes for the Exchange Notes is referred to hereinafter as the "Exchange"). Capitalized terms used and not defined herein shall have the respective meanings set forth in the Registration Statement.

                In rendering this opinion, we have examined and, with your consent, have relied upon (without any independent investigation or review thereof), the following documents (including all exhibits and schedules thereto): (i) the form of certificates evidencing the Original Notes and the Exchange Notes, (ii) the Indenture, (iii) the Registration Rights Agreement, dated as of April 15, 2003, by and among the Company and the initial purchasers named therein, (iv) the Registration Statement on Form S-4 filed by the Company with the SEC on May [ ], 2003 under the Securities Act, and (v) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                         Assumptions and Representations

                In connection with rendering this opinion, we have assumed that:

                1. All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion is accurate and completely describes all material facts relevant to our opinion. With respect to such documents, we have also assumed the genuineness of all signatures, the legal capacity of all individuals signing the

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Mercantile Bankshares Corporation
May 14, 2003
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                documents, the authenticity of the documents and the conformity with originals of all documents submitted to us as copies. We have further assumed that there has been due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

                2. All representations, certifications and statements made by officers of the Company and others are true, correct, and complete on and as of the date made, and will be true and accurate at and as of the effective time of the Exchange as if made at and as of such time.

                3. The Exchange, and any transactions relating thereto, will be consummated in the manner described in the Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); all reporting obligations with respect to the Exchange required under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations thereunder (the "Regulations") will be complied with; and all documents and instruments referred to in the Registration Statement are valid and binding in accordance with their terms.

                    Opinion - Federal Income Tax Consequences

                Based upon and subject to the assumptions and qualifications set forth herein, our opinion as to the material federal income tax consequences of the Exchange is included in the Registration Statement under the caption "Material Federal Income Tax Consequences," and we hereby confirm our opinion as set forth therein.

                In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

                1. This opinion represents and is based upon our best judgment regarding the application of relevant current provisions of the Code and the Regulations, and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the "IRS") in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. The Company has not requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in this opinion.

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Mercantile Bankshares Corporation
May 14, 2003
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Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinions expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

                2. This letter addresses only the specific tax opinions set forth above. This letter does not address any other federal, state, local or foreign tax consequences that may result from the Exchange or any other transaction (including any transaction undertaken in connection with the Exchange). We express no opinion regarding, among other things, the tax consequences of the Exchange (including the opinion set forth above) as applied to specific holders of the Original Notes, such as dealers in securities or currencies, tax-exempt entities, foreign persons, or holders of Original Notes acquired upon exercise of compensatory options.

                3. Our opinion set forth herein is based upon the description of the Exchange as set forth in the Registration Statement. If the actual facts relating to any aspect of the Exchange differ from this description in any material respect, our opinion may become inapplicable. No opinion is expressed as to any transaction other than the Exchange, or to any transaction whatsoever, including the Exchange, if all the transactions described in the Registration Statement are not consummated in accordance with the terms set forth therein and without waiver or breach of any material provision thereof, or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

                Except as set forth below, this opinion is provided only to the Company, and without our prior consent, may not be relied upon, used, circulated, quoted or otherwise referred to in any manner by any person, firm, governmental authority or entity whatsoever other than the Company. We consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement.

                                             Very truly yours,

                                            /S/ VENABLE, BAETJER AND HOWARD, LLP